EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Famous Uncle Al’s Hot Dogs & Grille, Inc., a Delaware corporation (the “Company”) on Form 10-QSB for the period ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Paul Esposito, Chief Executive Officer and Chief Financial Officer, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Famous Uncle Al’s Hot Dogs & Grille, Inc.  and will be retained by Famous Uncle Al’s Hot Dogs & Grille, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Paul Esposito

____________________

Chief Executive Officer

Chief Financial Officer

Date: August 22, 2007